EXHIBIT 40.1

                         CUSTODIAN-DEPOSITORY AGREEMENT

      THIS AGREEMENT, made and executed this 18th day of April, 1996 by and between National Presto Industries, Inc. whose principal offices are located at 3925 North Hastings Way; Eau Claire, WI 54703 (hereinafter called CUSTOMER) and Wachovia Bank of North Carolina, N.A. whose principal offices are located at 301
N. Main Street, Winston-Salem, NC 27150 (hereinafter called CUSTODIAN),

      WITNESSETH THAT: the Customer desires to open an account with the Custodian in order to avail itself of the safekeeping, income collection and security settlement services offered by Custodian. Customer particularly wishes to utilize the depository and book entry security transfer and delivery services available through the Depository Trust Company (DTC) of which the Custodian is a member. For these purposes, the Customer wishes to deposit with the Custodian certain securities from time to time to be held by the Custodian for the account of the Customer.

      NOW THEREFORE, the Customer and the Custodian do mutually agree as follows:

                                                                     [SIGNATURE]

                                        I

      The Custodian agrees to receive the said securities and cash from the Customer and to render the following services with respect thereto:

(1) Safekeeping of Assets - Receive and hold in safekeeping the securities originally delivered and subsequently brought within the operation of this agreement and to provide such safekeeping as appropriate for each security in any one or more of the following ways:

      (a) Physical Form - In Custodian's Trust Vault or at Custodian's Agent. Should Custodian utilize an agent that holds Customer's assets in their physical form, Custodian shall provide Customer with name of that agent and address where Customer's assets are physically held.

      (b)   Government Issues - Federal Reserve Book Entry System

      (c) Eligible "Book Entry" Issues - Depository Trust Company (DTC), New York, New York

(2) Trade Settlement - The Custodian shall not be accountable for the Customer dealings with Brokers, Dealers, or similar agents selected by the Customer. The Custodian will act upon instructions received by the Customer, provided the instructions are from an authorized officer, employee or agent of the Customer in accordance with the Customer's resolution. The Custodian may rely on instructions received from the Customer via the Custodian's on-line system, recorded telephone, telex, facsimile or any other teleprocess deemed acceptable by the Custodian and pre-approved by the Customer. The Custodian will settle security transactions, specifically, purchases and sales, on contractual settlement

                                                                     [SIGNATURE]
      date and the Customer's account will be debited or credited the net of the day's transactions by an automated cash sweep of available funds or individual transfers to or from an established DDA. For any funds not subject to a daily sweep, the Custodian will ensure the Customer agrees with the net daily settlement. It is the responsibility of the Custodian to credit the Customer's account for a net credit, as it is the Customer's responsibility to wire funds or make sufficient funds available to the Custodian in an established Demand Deposit Account or Custodial Account to cover any net debits on the day the net debit is incurred Acting in accordance with the Customer's instructions, it is the Custodian's responsibility to ensure that all incoming securities designated for the Customer's account are in "good deliverable form." Securities that are deemed not in "good deliverable form" by the Custodian will be rejected back to the delivering institution. The Custodian will assume no responsibility for these securities until they are received by the Custodian, in "good deliverable form." From time to time, the Custodian may contact the Customer for help in resolving trade-related problems. The Custodian shall deliver, when so instructed by the Customer, securities in "good deliverable form."

(3) Free Receipts and Deliveries - The Custodian will act upon the Customer's instructions received in writing or on a recorded telephone line when receiving securities into and delivering securities from the Customer's account. The Custodian will credit the Customer's account on all free receipts once it has been determined by the Custodian that the securities are in "good deliverable form." The Custodian maintains the right to reject securities presented for credit to the Customer's account if they are not in "good deliverable form."

                                                                     [SIGNATURE]

(4) Corporate Actions/Calls - Custodian will make notices available to the Customer on all mandatory actions resulting in cash postings if Customer holds respective assets in The Customer's safekeeping account at time of notice. This notice will be sent two (2) days after Custodian receives notification from its sources as identified below.

      In regards to voluntary actions requiring a decision by an established date, Custodian will notify Customer within two days after Custodian first receives notice if Customer is a holder or two days after Customer establishes a position either by purchase or original asset receipt. Customer is responsible for supplying Custodian with instructions regarding disposition prior to disposition deadlines and sufficiently in advance to allow Custodian to perform its services. Custodian will not be responsible for late instructions and will handle only on a best effort basis.

      Cash proceeds due will be credited in Fed Funds the same day good funds are made available to Custodian.

      Share positions will be adjusted on ex-date for splits and stock dividends and on effective date for mergers.

      Custodian utilizes the best available sources for Corporate Action/Call notifications including but not limited to trustees, DTC, XCITEK, Financial Daily Card Service, J. J. Kinney Call Bond Service & Bond Buyer Publication. However, none of these sources can guarantee total coverage. Should an action occur for which Custodian, through no fault of its own, fails to receive communication from trustee or published notice,

                                                                     [SIGNATURE]

      Custodian shall not be liable for failure to redeem any called bond or to take any other action unless Customer gives Custodian actual written notice in advance of any such call or action.

(5) Fractional Shares - Cash due for the sale of fractional shares will be credited in Fed Funds the same day good funds are made available to Custodian.

(6) Lottery - To handle partial calls as equitably as possible, Custodian uses a lottery formula to determine percentage of participation since shares held in a depository arrangement carry no individual ownership designation.

      Income postings - All income is credited in sameday (Fed) funds. The Custodian will credit Customer's account on payable date plus two for mortgage-backed securities unless otherwise indicated by Custodian. Income for Collateralized Mortgage Obligations (CMO), floating/variable rate instruments, Certificate of Deposit (CD), closely held issues/private placements, and foreign issues will be credited as received from the paying agent. All other issues are credited on payable date.

      Effect Reconcilement With Depositories - Perform daily reconcilements with Depositories of the account assets for both cash and security positions.

      Daily cash and security transactions are available to the Customer through the Custodian's On-Line Inquiry network. The Custodian will provide to the Customer a monthly statement which includes, but is not limited to, a listing of each transaction and an account

                                                                     [SIGNATURE]
      list of assets with market values. Custodian shall advise Customer within twenty-four (24) hours of any failed transaction in which Customer is participating.

(10) Provide Audits and controls - The Custodian will provide the Customer opinion letters from DTC's independent audit firm and the Custodian's independent audit firm which addresses the controls and procedures used in the performance of the Custodian's duties.

                                       II

      The Customer agrees to deliver to the Custodian the said securities and cash and to render instructions with respect thereto and to compensate the Custodian for its services as follows:

) Render Instructions - To deliver timely and proper instructions with respect to security transactions and any other matters covered by this agreement. Proper instructions shall be deemed to include those sent to the Custodian via written communication, Custodian's on-line system (as approved for specific instructions) recorded telephone line, telex, facsimile or any other teleprocess deemed acceptable by Custodian and pre-approved by Customer. It is the Customer's responsibility to safeguard their identification codes or other security devices the Custodian makes available to the Customer for use on the Custodian's on-line system. The Custodian, absent its negligence, or intentional acts of it, its employees, agents or persons under its control, shall not be responsible for any loss, liability or damage incurred by the Custodian or by the Customer as a result of the Custodian acting upon instructions from personnel then authorized in writing by Customer and using the proper identification codes or security devices. For Customers utilizing the Custodian on-

                                                                     [SIGNATURE]
      line system, the Custodian will not be responsible for the consequences resulting from failure of the system to perform. It is understood if the system is inoperable, the Customer will notify the Custodian, and the Custodian agrees it will accept instructions via another method at no additional charge to the Customer.

(2) Excuse Certain Delays or Non-Performance - To excuse the delay or non-performance of a service or services under this agreement and to extend the time for the performance of such service or services when such delay in its performance or non-performance either in whole or in part is due to causes or events beyond the Custodian's control, including and without limitations; acts of God; interruption of power or other utility, transportation or communication services; explosion, flood, accident or fire; strike or other labor problem; legal action; or governmental order, rule or regulation.

(3) Indemnify Certain Items - To indemnify and hold Custodian harmless from and against any claims, loss, damages, liabilities, obligations, costs or expenses (including attorney's fees) arising out of or in connection with

            (a) transactions which occurred prior to the commencement of this agreement;

            (b) errors in the Customer's records or out-of-proof records as of such date;

            (c) errors which may occur due to Customer failure to provide accurate and complete security descriptions for assets brought into the operation of this agreement.

            (d) any act done, permitted, suffered, or omitted by Custodian in good faith and without negligence in accordance with this agreement, in reliance upon

                                                                     [SIGNATURE]
                  written instructions provided by any officer, employee, or agent of the Customer who is duly authorized to give such instructions;

            (e) any act done or suffered by Custodian in good faith and without negligence in connection with its performance under this agreement, in reliance upon any information, instruction, order indenture, stock certificate, power-of-attorney, assignment, affidavit, other certificate or other instrument reasonable believed by Custodian to be genuine or bearing the signature of a person or persons then authorized in writing by Customer to sign, countersign or execute the same.

(4) Custodian's Compensation - To pay the Custodian for services rendered under this agreement in accordance with the fee schedule attached hereto as Exhibit A. The fees as outlined on the attached Exhibit A shall be fixed through December 31, 1998. Thereafter, fees shall be negotiated between the parties to this Agreement.

                                       III

      The Custodian and Customer reserve the right to terminate this agreement, in whole or part, upon thirty days written notice; and, upon such notice by the Customer, the properties held hereunder, or such part thereof as the Customer shall demand, will be delivered as directed upon proper receipt

                                                                     [SIGNATURE]

                                       IV

      It is acknowledged and agreed that the information communicated by either party to this agreement to the other will be regarded as having been disclosed in confidence, except as disclosure may be required by a court of law or a governmental agency, and that neither party will use such information except in rendering the services covered by this agreement.

                                        V

      This agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

                                                                     [SIGNATURE]

                                       VI

      This Agreement, and the attached Amendment and Exhibit incorporated herein by this reference, shall constitute the entire agreement between Custodian and Customer. The attached Amendment shall be executed simultaneously with this Agreement. Any changes, modifications or amendments to this Agreement shall be in writing and executed by the authorized representative of Custodian and Customer

      IN WITNESS WHEREOF, the Customer and the Custodian have caused this Agreement to be executed in their corporate names by their proper officers, on the day and year first above written.

NATIONAL PRESTO INDUSTRIES, INC.

  [SIGNATURE]
---------------

WACHOVIA BANK OF NORTH CARLONIA, N.A.

  [SIGNATURE]
---------------

                                    AMENDMENT

      This Amendment is attached to and incorporated by this reference into the Custodian-Depository Agreement between National Presto Industries, Inc.
(Customer) and Wachovia Bank (Custodian) dated the     day of April, 1996
(Agreement). Should any terms and conditions of this Amendment conflict with terms and conditions as contained within the Agreement, the terms and conditions of this Amendment shall control.

      The Agreement is amended as follows:

      (1) Customer currently participates in Custodian's on-line system. Consequently, notices regarding mandatory or voluntary actions concerning Customer's securities shall be provided to Customer in accordance with Custodian's customary notification via its on-line system.

      (2) Custodian shall present to paying agents in time for prompt payment, maturing obligations, redemptions, corporate actions, calls and puttable securities which Customer has properly and timely instructed Custodian to so tender and Custodian shall retain evidence of each such timely presentation. Should Customer not receive payment in appropriate funds on the payable date for any such instrument and should Custodian be unable to provide evidence of its timely presentation, Custodian shall back value Customer's account as if payment had been received on the payable date in appropriate funds. To the extent payment is not received on a timely basis despite Custodian's proper presentation, Custodian will assist Customer in obtaining payment from the appropriate paying agency, however, Custodian shall not be obligated to pursue a course of action selected by Customer.

                                                                     [SIGNATURE]

      (3) Custodian shall collect income payments from paying agents and credit Customer's account accordingly. Custodian will assist Customer in its efforts to obtain income payments and back valuations in those situations where funds are not made available by paying agent on contractual payment or income payment dates, however), Custodian shall not be obligated to pursue a course of action selected by Customer.

      (4) Custodian shall be liable for its own negligence, willful misconduct or lack of good faith. Custodian shall purchase and maintain insurance policies. Custodian shall provide Customer evidence of such insurance coverage and provide Customer notice, within thirty (30) days, of any significant change in that coverage.

      It is understood that Custodian shall exercise no discretion with respect to management of investment decisions for Customer's securities entrusted to Custodian.

                                                                     [SIGNATURE]

      (5) Customer shall indemnify and defend Custodian or its nominees against any claim or liability to which Custodian or its nominees may be subjected solely by reason of Custodian or Custodian's nominees registration as holders of record for securities beneficially owned by the Customer

      The terms and conditions of this Amendment are hereby incorporated into the Agreement between the Customer and Custodian. By their authorized signatures below, the Customer and Custodian agree to the terms and conditions of this Amendment

NATIONAL PRESTO INDUSTRIES, INC.

By:   [SIGNATURE]
    ---------------

WACHOVIA BANK OF NORTH CAROLINA, NA

By:   [SIGNATURE]
    ---------------

NATIONAL PRESTO INDUSTRIES INC.
Corporate Custody Services
Exhibit A

--------------------------------------------------------------------------------
                 ACCOUNT ADMINISTRATION and ASSET RESPONSIBILITY
--------------------------------------------------------------------------------

                                   CONSOLIDATED      ACCOUNT     PERIODIC     ASSET
ANNUAL RATE (minimum $3,600):       ASSET VALUE    ASSET VALUE      FEE
PRORATION
   0.7 bp first $   250,000,000
   0.7 bp next  $   250,000,000
   0.7 bp next  $   500,000,000
   0.7 bp over  $ 1,000,000,000

--------------------------------------------------------------------------------
                                  TRANSACTIONS
--------------------------------------------------------------------------------

PURCHASES, SALES, MATURITIES, OPTIONS, CALLS &
  REORGANIZATIONS:
    Depository Eligible                                       @     10.00
    Ineligible Securities                                     @     25.00
    Foreign Securities                                        @     50.00
    Options/Futures                                           @     30.00
    Corporate Actions                                         @     25.00

INCOME & PRINCIPAL COLLECTIONS:
    Depository Eligible                                       @ No Charge
    Ineligible Securities                                     @ No Charge
    Foreign Securities                                        @      5.00
    CMO/MBS P&I Payments                                      @      5.00

TRANSFERS:
    Wires In                                                  @     20.00
    Wires Out                                                 @     20.00
    Book Entry Cash Transfer                                  @      5.00
    Intra-Account Transfer                                    @      3.00

--------------------------------------------------------------------------------
                                 ASSET HOLDINGS
--------------------------------------------------------------------------------

    Depository Eligible (monthly per issue)                   @      1.25
    Ineligible Securities (monthly per issue)                 @      1.75
    Foreign Securities (monthly per issue)                    @      5.00

--------------------------------------------------------------------------------
                              INFORMATION REPORTING
--------------------------------------------------------------------------------

    Audit Confirmation                                        @     25.00
    On-Line Access ($50.00 monthly per relationship)          @     50.00
    Fax Reporting - Account balances/activity
      (per occurrence)                                        @     15.00
    Telephone Reporting - Account balances/activity
      (per occurrence)                                        @     15.00

--------------------------------------------------------------------------------
                                                                Total:
--------------------------------------------------------------------------------

                                                                 [WACHOVIA LOGO]
--------------------------------------------------------------------------------

      AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of the
28th day of February, 2000 by and among NATIONAL PRESTO INDUSTRIES, INC., a Corporation duly organized and existing under the laws of the State of Wisconsin (the "Client"), WACHOVIA BANK, N.A., a national banking association duly organized and existing under the laws of the United States of America ("Wachovia"), and STATE STREET BANK AND TRUST COMPANY, a banking and trust company duly organized and existing under the laws of the Commonwealth of Massachusetts ("State Street").

                                    RECITALS:

      WHEREAS, the Client and Wachovia entered into a custodian-depository agreement between the Client and Wachovia (the "Custody Agreement");

      WHEREAS, the Client desires to appoint State Street as Custodian to succeed Wachovia in such capacity under the Custody Agreement; and

      WHEREAS, State Street is willing to accept such appointment as Custodian under the Custody Agreement;

      NOW, THEREFORE, the Client, Wachovia and State Street for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                               ARTICLE I WACHOVIA

      SECTION 1.01 Wachovia hereby resigns as Custodian under the Custody Agreement pursuant to the appropriate sections of the Custody Agreement.

      SECTION 1.02 Wachovia hereby assigns, transfers, delivers and confirms to State Street all right, title and interest of Wachovia under the Custody Agreement and all the rights, powers, duties and obligations of the Custodian under the Custody Agreement. Wachovia shall execute and deliver such further agreements and shall do such other things as State Street may reasonably require as to more fully and certainly vest and confirm in State Street all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to State Street as Custodian.

                              ARTICLE II THE CLIENT

      SECTION 2.01 The Client accepts the resignation of Wachovia as Custodian, under the Custody Agreement. Client further waives any applicable notice requirement that may exist under the Custody Agreement.

      SECTION 2.02 All conditions relating to the appointment of State Street under the Custody Agreement have been met by the Client, and the Client hereby appoints State Street as Custodian.

                            ARTICLE III STATE STREET

      SECTION 3.01 State Street hereby represents and warrants to Wachovia and to the Client that State Street is qualified to act as Custodian under the Custody Agreement.

      SECTION 3.02 State Street hereby accepts its appointment as Custodian under the Custody Agreement and accepts the rights, powers, duties and obligations of Wachovia as Custodian.

      SECTION 3.03 State Street hereby accepts the existing fee schedule through December 2001.

                            ARTICLE IV MISCELLANEOUS

      SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on March 27, 2000.

      SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

      SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS THEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                          NATIONAL  PRESTO INDUSTRIES, INC

(SEAL                                     By: /s/ Maryjo Cohen
                                              --------------------
                                              Name: Maryjo Cohen
Attest:   [SIGNATURE]                         Title: President
        ---------------
           Secretary

                                          WACHOVIA BANK, N.A.

(SEAL]                                    By: /s/ Gary L. Kersey
                                              --------------------
                                              Name: Gary L. Kersey
Attest:   [SIGNATURE]                         Title: SVP-Group Executive
        ---------------
           Secretary

                                          STATE STREET BANK
                                             AND TRUST COMPANY

(SEAL]                                   By: /s/ Jane B. Fisher
                                              --------------------
                                              Name: Jane B. Fisher
Attest:   [SIGNATURE]                         Title: Vice President
        ---------------
           Secretary

September 19, 2000
-----------------------
     (date)

Wachovia Bank, NA
100 North Main Street
Winston-Salem, NC 27101
Attn: Pauline Leggatt

Re: State Street Accounts

Dear Sir or Madam:

NATIONAL PRESTO INDUSTRIES, INC. ("Company") maintains at Wachovia Bank, NA ("Wachovia") certain Demand Deposit Accounts ("Accounts") as identified in
Schedule 1. Company also maintains at State Street Bank and Trust Company ("State Street") certain custody and/or trust accounts as identified in Schedule
2. In order to perform its duties with respect to these accounts in accordance with the Consent Agreement dated February 28, 2000 and the Custodian-Depository Agreement dated December 10, 1992, State Street requires access to the Accounts and certain cash management services of Wachovia including the services described in the attached Exhibit A.

Company authorizes State Street to initiate funds transfers among the Accounts and to initiate wire transfers from time to time between the Accounts in connection with servicing our custody and/or trust Accounts. Company authorizes State Street to execute any supplemental agreements necessary relating to the implementation of the cash management services described on Exhibit A including but not limited to the Wachovia Connection Services Agreement attached hereto in Exhibit B (Note: This agreement is included solely as an example of the agreement between Wachovia and State Street). State Street shall delegate authority to initiate and verify transactions and instructions regarding the Accounts to such employees of State Street as State Street may designate from time to time, and State Street shall establish limitations on their authority as appropriate. State Street shall be solely responsible for closely supervising its employees in exercising the authority granted in this letter, and State Street shall ensure that no unauthorized or improper use of such authority occurs.

State Street is further authorized to utilize any of Wachovia' cash management services it considers appropriate to initiate transactions and access data with respect to the Accounts to the extent necessary to perform its services, including but not limited to originating funds transfers and internal book transfers, originating Automated Clearing House debit transactions, and accessing reports or any services described in Exhibit A. State Street shall designate its employees who are authorized to implement, modify or terminate any of the Wachovia cash management services.

Company also authorizes and directs Wachovia to accept instructions from State Street and to rely upon files and data provided by State Street with respect to the Accounts. State Street shall select one or more commercially reasonable security procedures from among those offered by Wachovia to its customers for the transmission and communication of instructions, transactions, and account data.

In connection therewith, the undersigned agrees to indemnify and hold harmless Wachovia and its affiliates for all loss or damage (including reasonable attorneys' fees) suffered because of its reliance upon the instructions and acts of State Street as our agent.

Sincerely,

NATIONAL PRESTO INDUSTRIES, INC.

By: /s/ Maryjo Cohen                           Attest: /s/ James F. Bartl
    -----------------                                  -------------------------
    Maryjo Cohen                                       James F. Bartl, Secretary
                                                               Secretary
Title: President

                                   SCHEDULE 1

                      DEMAND DEPOSIT ACCOUNTS MAINTAINED AT
                                WACHOVIA BANK, NA

                                 Account Number

                                   8733-007236

                                   SCHEDULE 2

                   CUSTODY AND/OR TRUST ACCOUNTS MAINTAINED AT
                           STATE STREET BANK AND TRUST

Account Number   Account Name

   08-85577-00   NATIONAL PRESTO INDUSTRIES, INC